Exhibit 99.1

Oceaneering Reports First Quarter 2024 Results

HOUSTON, April 24, 2024 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported net income of $15.1 million, or $0.15 per share, on revenue of $599 million for the three months ended March 31, 2024. Adjusted net income was $13.9 million, or $0.14 per share, reflecting the positive impact of $(2.2) million in foreign exchange gains, and the associated $0.8 million of tax effects, along with $0.2 million of expenses related to discrete tax adjustments.

Summary of Results
(in thousands, except per share amounts)

	For the Three Months Ended
	Mar 31,		Dec 31,

	2024	2023	2023

Revenue	$599,092	$536,987	$654,629
Gross Margin	92,384	77,565	105,629
Income (Loss) from Operations	36,693	26,750	47,450
Net Income (Loss)	15,135	4,060	44,529

Diluted Earnings (Loss) Per Share	$0.15	$0.04	$0.43

For the first quarter of 2024:
•Net income was $15.1 million and consolidated adjusted EBITDA was $61.7 million
•Consolidated operating income was $36.7 million
•Cash flow used in operating activities was $69.7 million and free cash flow was $(95.2) million, with an ending cash position of $355 million

As of March 31, 2024:
•Remotely Operated Vehicles (ROV): fleet count was 250; Q1 utilization was 64%; and Q1 average revenue per day on hire was $10,009
•Manufactured Products backlog was $597 million

Confirmed prior guidance for 2024:
•Net income is expected in the range of $125 million to $155 million
•Consolidated EBITDA is expected in the range of $330 million to $380 million
•Free cash flow generation is expected in the range of $110 million to $150 million
•Capital expenditures are expected in the range of $110 million to $130 million

Roderick A. Larson, President and Chief Executive Officer of Oceaneering, stated, "We are encouraged by our first quarter 2024 results. Our adjusted EBITDA was higher than guided, on better-than-expected activity levels across our businesses. Compared to the same quarter last year, our consolidated first quarter 2024 operating income was 37% higher on a 12% increase in revenue, with higher revenue in all of our business segments and improved operating income in each segment except for our Offshore Projects Group (OPG). These results, when combined with our backlog and current levels of bidding activity, support our unchanged guidance for the year."

First Quarter 2024 Segment Results v. First Quarter 2023 Segment Results

Subsea Robotics (SSR) first quarter 2024 operating income of $44.2 million was 31% higher than the first quarter of 2023. EBITDA margin improved to 31%, as compared to the 29% margin achieved in the first quarter of 2023.

Average ROV revenue per day on hire of $10,009 was 9% higher, utilization improved to 64%, and days on hire increased 2% to 14,536. ROV fleet use during the quarter was 66% in drill support and 34% in vessel-based activity, compared to 65% and 35%, respectively, in the first quarter of the prior year.

Manufactured Products operating income improved 17% on a 15% increase in revenue compared to the first quarter of 2023, while operating income margin remained flat at 10%. Backlog was $597 million on March 31, 2024, an increase of $151 million compared to backlog on March 31, 2023. The book-to-bill ratio was 1.30 for the 12-month period ending March 31, 2024, as compared to the book-to-bill ratio of 1.27 for the same period last year.

OPG operating income declined as expected due to drydock expenses incurred during the first quarter of 2024, on an increase in revenue compared to the first quarter of 2023. Operating income margin declined to 1% in the first quarter, from 5% in the first quarter of 2023.

Integrity Management and Digital Solutions (IMDS) operating income improved year over year on a 16% increase in revenue. Operating income margin of 5% was flat.

Aerospace and Defense Technologies (ADTech) operating income increased by $4.3 million. Revenue increased 8% and operating income margin improved to 13% from 9% in the first quarter of 2023.

At the corporate level, Unallocated Expenses of $38 million were below guidance for the quarter but higher than the same period last year.

Second Quarter 2024 Guidance

For the second quarter of 2024, as compared to the first quarter 2024:

•OPG activity levels and operating profitability are expected to be significantly higher;
•SSR and Manufactured Products activity levels and operating profitability are expected to be higher;
•IMDS and ADTech activity levels are expected to be flat and operating profitability is expected to be slightly lower; and
•Unallocated Expenses are forecasted to be in the $40 million range, consistent with prior guidance.

On a consolidated basis, second quarter 2024 operating results are expected to improve, with EBITDA in the range of $80 million to $90 million on a mid-teens percentage increase in revenue.

Updated Full-Year 2024 Guidance

Full-year 2024 consolidated and segment guidance remains the same as provided in the fourth quarter 2023 earnings release, inclusive of the following clarification and addition:

•SSR revenue increase is expected to be in the low- to mid-teens percentage range; and
•Manufactured Products book-to-bill ratio is expected to be in the range of 1.1 to 1.3 for the full year.

Non-GAAP Financial Measures

Adjusted net income (loss) and earnings (loss) per share; EBITDA and adjusted EBITDA (as well as EBITDA and adjusted EBITDA margins); and free cash flow are non-GAAP measures that exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS), EBITDA and Adjusted EBITDA and Margins, Free Cash Flow, 2024 Adjusted EBITDA and Free Cash Flow Estimates, and EBITDA and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.

Conference Call Details

Oceaneering has scheduled a conference call and webcast on Thursday, April 25, 2024 at 9:00 a.m. Central Time, to discuss its results for the first quarter of 2024, as well as more detailed guidance for the full year and second quarter of 2024. Interested parties may listen to the call through a webcast link posted in the Investor Relations section of Oceaneering's website. A replay of the conference call will be made available on the website approximately two hours following the conclusion of the live call.

This release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs, future expected business and financial performance and prospects of Oceaneering. More specifically, the forward-looking statements in this press release include the statements concerning Oceaneering’s: full-year 2024 guidance ranges for net income, consolidated EBITDA, free cash flow generation, capital expenditures, SSR revenue, and Manufactured Products book-to-bill ratio; second-quarter 2024 guidance for consolidated EBITDA, operating segment revenues, operating results, operating profitability, segment activity levels, and Unallocated Expenses; full-year 2024 sequential activity and operating performance across each operating segment, led by OPG, SSR, and Manufactured Products; expectation that 2024 will generate substantial free cash flow; expectations for improved financial performance and condition in 2024, including activity levels by segment; and the characterization, whether positive or otherwise, of market fundamentals, conditions, and dynamics, robotics markets, offshore energy activity levels (including by geographic location), pricing levels, day rates, ROV days on hire, average ROV revenue per day on hire, vessel utilization, growth, bidding activity, outlook, performance, opportunities, and future financials, including as increasing, favorable, positive, encouraging, improving, seasonal, strong, supportive, robust, meaningful, healthy, or significant (which is used herein to indicate a change of 20% or greater).

The forward-looking statements included in this release are based on Oceaneering's current expectations and are subject to certain risks, assumptions, trends, and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include: factors affecting the level of activity in the oil and gas industry, including worldwide demand for and prices of oil and natural gas, oil and natural gas production growth, and the supply and demand of offshore drilling rigs; the indirect consequences of climate change and climate-related business trends; actions by members of OPEC and other oil exporting countries; decisions about offshore developments to be made by oil and gas exploration, development, and production companies; the use of subsea completions and our ability to capture associated market share; general economic and business conditions and industry trends; the strength of the industry segments in which we are involved; cancellations of contracts, change orders and other contractual modifications, force majeure declarations, and the exercise of contractual suspension rights and the resulting adjustments to our backlog; collections from our customers; our future financial performance, including as a result of the availability, terms, and deployment of capital; the consequences of significant changes in currency exchange rates; the volatility and uncertainties of credit markets; changes in data privacy and security laws, regulations, and standards; changes in tax laws, regulations, and interpretation by taxing authorities; changes in, or our ability to comply with, other laws and governmental regulations, including those relating to the environment;
the continued availability of qualified personnel; our ability to obtain raw materials and parts on a timely basis and, in some cases, from limited sources; operating risks normally incident to offshore exploration, development, and production operations; hurricanes and other adverse weather and sea conditions; cost and time associated with drydocking of our vessels; the highly competitive nature of our businesses; adverse outcomes from legal or regulatory proceedings; the risks associated with integrating businesses we acquire; rapid technological changes; and social, political, military, and economic situations in foreign countries where we do business and the possibilities of civil disturbances, war, other armed conflicts, or terrorist attacks. For a more complete discussion of these and other risk factors, please see Oceaneering’s latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements. Except to the extent required by applicable law, Oceaneering undertakes no obligation to update or revise any forward-looking statement.
Oceaneering is a global technology company delivering engineered services and products and robotic solutions to the offshore energy, defense, aerospace, manufacturing, and entertainment industries.
For more information on Oceaneering, please visit www.oceaneering.com.

Contact:
investorrelations@oceaneering.com

Hilary Frisbie
Senior Director, Investor Relations
Oceaneering International, Inc.
713-329-4755

Mark Peterson
Vice President, Corporate Development and Investor Relations
Oceaneering International, Inc.
713-329-4507

- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

		Mar 31, 2024	Dec 31, 2023
		(in thousands)
ASSETS
Current assets (including cash and cash equivalents of $354,697 and $461,566)		$1,237,492	$1,305,659
Net property and equipment		422,089	424,293
Other assets		569,296	509,054
Total Assets		$2,228,877	$2,239,006

LIABILITIES AND EQUITY
Current liabilities		$703,378	$732,476
Long-term debt		478,173	477,058
Other long-term liabilities		418,183	395,389
Equity		629,143	634,083
Total Liabilities and Equity		$2,228,877	$2,239,006

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	Mar 31, 2024	Mar 31, 2023	Dec 31, 2023
	(in thousands, except per share amounts)

Revenue	$599,092	$536,987	$654,629
Cost of services and products	506,708	459,422	549,000
Gross margin	92,384	77,565	105,629
Selling, general and administrative expense	55,691	50,815	58,179
Income (loss) from operations	36,693	26,750	47,450
Interest income	3,040	4,466	3,081
Interest expense	(9,204)	(9,283)	(7,921)
Equity in income (losses) of unconsolidated affiliates	169	639	445
Other income (expense), net	1,480	78	3,564
Income (loss) before income taxes	32,178	22,650	46,619
Provision (benefit) for income taxes	17,043	18,590	2,090
Net Income (Loss)	$15,135	$4,060	$44,529

Weighted average diluted shares outstanding	102,250	102,029	102,366
Diluted earnings (loss) per share	$0.15	$0.04	$0.43

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION

	For the Three Months Ended
	Mar 31, 2024	Mar 31, 2023	Dec 31, 2023
	($ in thousands)
Subsea Robotics
Revenue	$186,932	$169,161	$199,505
Gross margin	$56,776	$44,631	$64,085
Operating income (loss)	$44,237	$33,654	$50,594
Operating income (loss) %	24%	20%	25%
ROV days available	22,750	22,500	23,000
ROV days utilized	14,536	14,228	15,682
ROV utilization	64%	63%	68%

Manufactured Products
Revenue	$129,453	$112,939	$132,994
Gross margin	$22,461	$19,754	$13,923
Operating income (loss)	$13,190	$11,280	$5,435
Operating income (loss) %	10%	10%	4%
Backlog at end of period	$597,000	$446,000	$622,000

Offshore Projects Group
Revenue	$115,054	$104,307	$161,239
Gross margin	$8,968	$13,024	$26,269
Operating income (loss)	$844	$5,514	$15,155
Operating income (loss) %	1%	5%	9%

Integrity Management & Digital Solutions
Revenue	$69,690	$60,083	$65,977
Gross margin	$9,896	$8,849	$9,914
Operating income (loss)	$3,615	$3,082	$3,205
Operating income (loss) %	5%	5%	5%

Aerospace and Defense Technologies
Revenue	$97,963	$90,497	$94,914
Gross margin	$18,803	$15,100	$17,350
Operating income (loss)	$12,808	$8,496	$11,010
Operating income (loss) %	13%	9%	12%

Unallocated Expenses
Gross margin	$(24,520)	$(23,793)	$(25,912)
Operating income (loss)	$(38,001)	$(35,276)	$(37,949)

Total
Revenue	$599,092	$536,987	$654,629
Gross margin	$92,384	$77,565	$105,629
Operating income (loss)	$36,693	$26,750	$47,450
Operating income (loss) %	6%	5%	7%

The above Segment Information does not include adjustments for non-recurring transactions. See the tables below under the caption "Reconciliations of Non-GAAP to GAAP Financial Information" for financial measures that our management considers in evaluating our ongoing operations.

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended
	Mar 31, 2024	Mar 31, 2023	Dec 31, 2023
	(in thousands)

Capital Expenditures, including Acquisitions	$25,518	$18,308	$34,045

Depreciation and Amortization:
Energy Services and Products
Subsea Robotics	$12,810	$14,940	$13,264
Manufactured Products	3,175	3,044	3,096
Offshore Projects Group	6,435	7,128	6,921
Integrity Management & Digital Solutions	1,259	858	902
Total Energy Services and Products	23,679	25,970	24,183
Aerospace and Defense Technologies	603	653	619
Unallocated Expenses	2,776	1,198	695
Total Depreciation and Amortization	$27,058	$27,821	$25,497

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this Press Release also includes non-GAAP financial measures (as defined under certain rules and regulations promulgated by the Securities and Exchange Commission). We have included Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share, each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. We have also included disclosures of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDA Margins, 2023 Adjusted EBITDA Estimates, and Free Cash Flow, as well as the following by segment: EBITDA, EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins. We define EBITDA Margin as EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA Margins and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. EBITDA and EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins, and related information by segment are each non-GAAP financial measures. We define Free Cash Flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA Margins and Free Cash Flow are widely used by investors for valuation purposes and for comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA Margins and Free Cash Flow (and the Adjusted amounts thereof) may not be comparable to similarly titled measures other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Three Months Ended
	Mar 31, 2024		Mar 31, 2023		Dec 31, 2023
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$15,135	$0.15	$4,060	$0.04	$44,529	$0.43
Pre-tax adjustments for the effects of:
Foreign currency (gains) losses	(2,197)		(267)		(2,275)
Total pre-tax adjustments	(2,197)		(267)		(2,275)

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	790		84		851
Discrete tax items:
Share-based compensation	(1,926)		(1,367)		(58)
Uncertain tax positions	(149)		89		(2,036)
Valuation allowances	4,571		3,576		(20,350)
Other	(2,336)		(793)		(1,230)
Total discrete tax adjustments	160		1,505		(23,674)
Total of adjustments	(1,247)		1,322		(25,098)
Adjusted Net Income (Loss)	$13,888	$0.14	$5,382	$0.05	$19,431	$0.19
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		102,250		102,029		102,366

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins

	For the Three Months Ended
	Mar 31, 2024	Mar 31, 2023	Dec 31, 2023
	($ in thousands)

Net income (loss)	$15,135	$4,060	$44,529
Depreciation and amortization	27,058	27,821	25,497
Subtotal	42,193	31,881	70,026
Interest expense, net of interest income	6,164	4,817	4,840
Amortization included in interest expense	(1,479)	26	460
Provision (benefit) for income taxes	17,043	18,590	2,090
EBITDA	63,921	55,314	77,416
Adjustments for the effects of:
Foreign currency (gains) losses	(2,197)	(267)	(2,275)
Total of adjustments	(2,197)	(267)	(2,275)
Adjusted EBITDA	$61,724	$55,047	$75,141

Revenue	$599,092	$536,987	$654,629

EBITDA margin %	11%	10%	12%
Adjusted EBITDA margin %	10%	10%	11%

Free Cash Flow

	For the Three Months Ended
	Mar 31, 2024	Mar 31, 2023	Dec 31, 2023
	(in thousands)
Net Income (loss)	$15,135	$4,060	$44,529
Non-cash adjustments:
Depreciation and amortization	27,058	27,821	25,497
Other non-cash	2,682	(188)	(22,486)
Other increases (decreases) in cash from operating activities	(114,592)	(74,612)	105,275
Cash flow provided by (used in) operating activities	(69,717)	(42,919)	152,815
Purchases of property and equipment	(25,518)	(18,308)	(34,045)
Free Cash Flow	$(95,235)	$(61,227)	$118,770

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

2024 EBITDA Estimates

	For the Three Months Ended
	June 30, 2024
	Low	High
	(in thousands)
Income (loss) before income taxes	$50,000	$56,000
Depreciation and amortization	24,000	27,000
Subtotal	74,000	83,000
Interest expense, net of interest income	6,000	7,000
EBITDA	$80,000	$90,000

	For the Year Ended
	December 31, 2024
	Low	High
	(in thousands)
Income (loss) before income taxes	$206,000	$242,000
Depreciation and amortization	100,000	110,000
Subtotal	306,000	352,000
Interest expense, net of interest income	24,000	28,000
EBITDA	$330,000	$380,000

2024 Free Cash Flow Estimate

	For the Year Ended
	December 31, 2024
	Low	High
	(in thousands)
Net income (loss)	$125,000	$155,000
Depreciation and amortization	100,000	110,000
Other increases (decreases) in cash from operating activities	(5,000)	15,000
Cash flow provided by (used in) operating activities	220,000	280,000
Purchases of property and equipment	(110,000)	(130,000)
Free Cash Flow	$110,000	$150,000

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended March 31, 2024
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$44,237	$13,190	$844	$3,615	$12,808	$(38,001)	$36,693
Adjustments for the effects of:
Depreciation and amortization	12,810	3,175	6,435	1,259	603	2,776	27,058
Other pre-tax	—	—	—	—	—	170	170
EBITDA	57,047	16,365	7,279	4,874	13,411	(35,055)	63,921
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(2,197)	(2,197)
Total of adjustments	—	—	—	—	—	(2,197)	(2,197)
Adjusted EBITDA	$57,047	$16,365	$7,279	$4,874	$13,411	$(37,252)	$61,724

Revenue	$186,932	$129,453	$115,054	$69,690	$97,963		$599,092
Operating income (loss) % as reported in accordance with GAAP	24%	10%	1%	5%	13%		6%
EBITDA Margin	31%	13%	6%	7%	14%		11%
Adjusted EBITDA Margin	31%	13%	6%	7%	14%		10%

	For the Three Months Ended March 31, 2023
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$33,654	$11,280	$5,514	$3,082	$8,496	$(35,276)	$26,750
Adjustments for the effects of:
Depreciation and amortization	14,940	3,044	7,128	858	653	1,198	27,821
Other pre-tax	—	—	—	—	—	743	743
EBITDA	48,594	14,324	12,642	3,940	9,149	(33,335)	55,314
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(267)	(267)
Total of adjustments	—	—	—	—	—	(267)	(267)
Adjusted EBITDA	$48,594	$14,324	$12,642	$3,940	$9,149	$(33,602)	$55,047

Revenue	$169,161	$112,939	$104,307	$60,083	$90,497		$536,987
Operating income (loss) % as reported in accordance with GAAP	20%	10%	5%	5%	9%		5%
EBITDA Margin	29%	13%	12%	7%	10%		10%
Adjusted EBITDA Margin	29%	13%	12%	7%	10%		10%

`

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended December 31, 2023
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$50,594	$5,435	$15,155	$3,205	$11,010	$(37,949)	$47,450
Adjustments for the effects of:
Depreciation and amortization	13,264	3,096	6,921	902	619	695	25,497
Other pre-tax	—	—	—	—	—	4,469	4,469
EBITDA	63,858	8,531	22,076	4,107	11,629	(32,785)	77,416
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(2,275)	(2,275)
Total of adjustments	—	—	—	—	—	(2,275)	(2,275)
Adjusted EBITDA	$63,858	$8,531	$22,076	$4,107	$11,629	$(35,060)	$75,141

Revenue	$199,505	$132,994	$161,239	$65,977	$94,914		$654,629
Operating income (loss) % as reported in accordance with GAAP	25%	4%	9%	5%	12%		7%
EBITDA Margin	32%	6%	14%	6%	12%		12%
Adjusted EBITDA Margin	32%	6%	14%	6%	12%		11%